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             AMES DEPARTMENT STORES, INC.
             CONDENSED INCOME STATEMENT
             MANAGEMENT FORMAT
             FISCAL 1996 PLAN
             ($ 000's)
                                                                                                                EXHIBIT 20
                                                                                                                Page 1 of 3

                                                          FISCAL 1996 PLAN
                                                          FOR MONTH ENDING
             -----------------------------------------------------------------------------------------------------------------------
             FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN      TOTAL
Net Sales    $133,025 $176,277 $136,641 $155,936 $205,361 $149,582 $153,516 $185,715 $163,842 $203,857 $370,045 $107,577 $2,141,374

Gross
  Margin $     31,624   45,857   38,901   45,342   53,830   38,419   36,891   50,661   45,375   61,943  100,010   21,322    570,177
Gross
  Margin %      23.77%   26.01%   28.47%   29.08%   26.21%   25.68%   24.03%   27.28%   27.69%   30.39%   27.03%   19.82%     26.63%

SG&A
  Expenses    (40,714) (48,977) (39,623) (41,927) (50,500) (41,073) (42,335) (49,925) (44,087) (46,345) (58,242) (40,013)  (543,765)
Other Inc(a)    1,643    2,399    2,010    2,422    3,054    2,013    2,228    2,882    2,258    2,514    3,808    1,516     28,747
             -----------------------------------------------------------------------------------------------------------------------
EBITDA (b)     (7,447)    (722)   1,289    5,837    6,384     (642)  (3,217)   3,617    3,546   18,112   45,576  (17,176)    55,159

Pre-Opening
  Expense           -        -        -     (356)    (356)    (356)    (356)    (356)    (356)    (356)    (356)    (356)    (3,200)
Depr & Amort     (353)    (429)    (341)    (351)    (398)    (348)    (329)    (393)    (357)    (371)    (430)    (393)    (4,494)
Net Interest   (1,299)  (1,808)  (1,922)  (2,004)  (2,252)  (1,905)  (1,980)  (2,532)  (2,465)  (2,627)  (2,143)  (1,081)   (24,017)
Non-Cash Inc Tax
  Ben (Exp)     2,698      877      289     (927)  (1,001)     964    1,744     (100)    (109)  (4,376) (12,646)   5,635     (6,952)
             -----------------------------------------------------------------------------------------------------------------------
Net Inc(Loss) ($6,401) ($2,081)   ($686)  $2,200   $2,376  ($2,286) ($4,137)    $237     $259  $10,382  $30,003 ($13,370)   $16,496
             =======================================================================================================================



             CERTAIN FISCAL 1995 ACTUALS (UNAUDITED) THRU DECEMBER 1995 AND JANUARY'S PLAN FROM THE AUGUST 18, 1995 FORM 8-K
                                                          FOR MONTH ENDED
             -----------------------------------------------------------------------------------------------------------------------
             FEB      MAR      APR      MAY      JUN      JUL      AUG      SEP      OCT      NOV      DEC      JAN      TOTAL

Net Sales(e) $124,372 $174,291 $139,649 $151,070 $201,317 $147,801 $151,141 $187,771 $162,638 $218,168 $346,314 $116,953 $2,121,485

Gross
  Margin $     29,409   44,318   40,264   43,642   53,723   37,558   36,562   51,055   45,175   60,977   94,547   26,510    563,740
Gross
  Margin %      23.65%   25.43%   28.83%   28.89%   26.69%   25.41%   24.19%   27.19%   27.78%   27.95%   27.30%   22.67%     26.57%

             -----------------------------------------------------------------------------------------------------------------------
EBITDA(b),(d)  (9,031)  (3,297)   1,731    4,701    8,625   (2,397)  (4,255)   1,488    3,529   14,254   45,403   (9,932)    50,819
             =======================================================================================================================



(a)  Includes purchase discounts
(b)  EBITDA is earnings (loss) before net interest expense, income taxes, LIFO expense, extraordinary or non-recurring items (including certain pre-opening expenses), depreciation and amortization, and gain or loss on sale of properties closing after January 28, 1996.
(c)  January and total Fiscal 1995 results have not yet been finalized and audited.  The January amounts were taken from the Company's plan for Fiscal 1995 filed in a Form 8-K on Auigust 18, 1995.  Actual net sales for January were
       $99,699 (restated, as explained in (e) below).
(d)  EBITDA for the fiscal months of February, 1995 through July, 1995 has been restated to reflect the cash disbursements related to the closing of a distribution center for which a closing reserve had been established during the prior fiscal year.  The restatement does not impact the monthly and year-to-date EBITDA totals as originally reported for
       August, 1995 through December, 1995.
(e)  Net Sales for the fiscal months of February, 1995 through December, 1995 have been restated to reflect the effect of recording senior citizen discounts as markdowns which conforms with the Fiscal 1996 planned treatment.  This restatement has no impact on the reported gross margin amounts and EBITDAs for Fiscal 1995.

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